EXHIBIT 8.1

[LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION]

January 22, 2015

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Ladies and Gentlemen:

We have acted as counsel to Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization, dated as of December 1, 2014 (the “Agreement”), by and among Cypress, Mustang Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Cypress (“Merger Sub”), and Spansion Inc., a Delaware corporation (“Spansion”).

Pursuant to the Agreement, Merger Sub shall be merged with and into Spansion, with Spansion as the surviving corporation (the “Merger”). The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Cypress, which includes the information/proxy statement-prospectus relating to the Merger (the “Proxy Statement-Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement-Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Cypress, Merger Sub, and Spansion in the Agreement or the Proxy Statement-Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations to be provided to us by Cypress, Merger Sub, and Spansion; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Cypress, Merger Sub, or Spansion or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Based upon and subject to the foregoing, we are of the opinion that the Merger will qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the discussion contained in the Registration

Cypress Semiconductor Corporation

January 22, 2015

Statement under the caption, “Material United States Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, is accurate in all material respects. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement-Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation